Exhibit a.2

SMITH BREEDEN SERIES FUND

AMENDMENT TO THE DECLARATION OF TRUST

The undersigned, being a majority of the Trustees of Smith Breeden Series Fund (the “Trust”), a business trust organized under the laws of the Commonwealth of Massachusetts pursuant to a Declaration of Trust, dated October 3, 1991, hereby amend Section 5.33(a) of the Declaration of Trust to read as follows:

Section 5.11. Series or Class Designation.

(a) Without limiting the authority of the Trustees set forth in Section 5.1 to establish and designate any further Series, it is hereby confirmed that the Trust consists of one Class of the Shares of the Trust designated as shares of the following five Series: Smith Breeden Short Duration U. S. Government Series I, Smith Breeden Short Duration U.S. Government Series II, Smith Breeden Intermediate Duration U.S. Government Series, Smith Breeden Market Tracking Series and Smith Breeden Market Tracking Series II.

IN WITNESS WHEREOF, the undersigned have executed this certificate this 12th day of June, 1992.

/s/ Douglas T. Breeden Douglas T. Breeden, Trustee

/s/ Gerald J. Madigan
Gerald J. Madigan, Trustee

/s/
Stephen M. Schaefer, Trustee

/s/ Myron S. Scholes
Myron S. Scholes, Trustee

/s/ William F. Sharpe
William F. Sharpe, Trustee

Exhibit a.2

SMITH BREEDEN SERIES FUND

CERTIFICATE OF AMENDMENT TO THE DECLARATION OF TRUST

The undersigned Trustee of Smith Breeden Series Fund (the “Trust”), a business trust organized under the laws of the Commonwealth of Massachusetts pursuant to a Declaration of Trust, dated October 3, 1991, does hereby certify that a majority of the trustees, as provided by the provisions of Section 8.3 of the Declaration of Trust, amended Section 5.11(a) of the Declaration of Trust to read as follows:

Section 5.11. Series or Class Designation

(a) Without limiting the authority of the Trustees set forth in Section 5.1 to establish and designate any further Series, it is hereby confirmed that the Trust consists of one Class of the Shares of the Trust designated as shares of the following five Series: Smith Breeden Short Duration U.S. Government Series I, Smith Breeden Short Duration U.S. Government Series II, Smith Breeden Intermediate Duration U.S. Government Series, Smith Breeden Market Tracking Series and Smith Breeden Market Tracking Series II.

IN WITNESS WHEREOF, the undersigned has executed this certificate this 12th day of June, 1992.

/s/ Gerald J. Madigan
Gerald J. Madigan, Trustee